THIRD AMENDMENT
TO
AGREEMENT FOR PURCHASE AND SALE

     This THIRD AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE (this “Amendment”) is made and entered into this 15th day of May, 2009, by and between the undersigned selling entities (collectively, “Seller”) and ROBERT KO (“Buyer”).

Recitals

A.	Seller and Buyer are parties to that certain Agreement for Purchase and Sale of Real Property and Escrow Instructions dated effective April 21, 2009, as amended by First Amendment to Agreement for Purchase and Sale dated May 6, 2009, and Second Amendment to Agreement for Purchase and Sale dated May 12, 2009 (as amended, the “Purchase Agreement”), for that certain real property located in Orange County, California, commonly known as 901 Civic Center Drive, Santa Ana, California, as more particularly described therein. Capitalized terms used in this Amendment and not defined herein shall have the meanings given such terms in the Purchase Agreement.

B.	Seller and Buyer mutually desire to amend the Purchase Agreement as provided below.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows.

1.	Financing Contingency. The final day of the Financing Contingency Period is hereby further extended to May 22, 2009, for the sole purpose of obtaining a letter from the City of Santa Ana Building Department or any other evidence reasonably acceptable to Buyer indicating that any environmental issues related to the UST formerly located on the site, removed in or about 1979, were resolved by issuance of the building permit(s) issued in or about 1979 for the building currently located on the Property. The information provided by the Seller must be approved by Buyer’s lender and cause Buyer’s lender to waive the existing requirement to conduct a Phase II environmental assessment.

2.	No Other Amendments. Except with respect to the amendments expressly set forth in this Amendment, the Purchase Agreement remains unmodified in all other respects and in full force and effect. This Amendment is entered into pursuant to, and is intended to be read together and consistent with, the Purchase Agreement. However, if any inconsistencies exist between this Amendment and the Purchase Agreement, the provisions of this Amendment shall prevail over anything to the contrary in the Purchase Agreement.

     3. Counterparts. This Amendment may be executed in counterparts. Facsimile or .pdf delivery shall be sufficient to form a binding agreement.

 IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first hereinabove written.

SELLER:			BUYER:

NNN VF 901 CIVIC, LLC,
a Delaware limited liability company			/s/ Robert Ko
Robert Ko
By:	Grubb & Ellis Realty Investors, LLC,
a Virginia limited liability company,
Its Vice President

	By:	/s/ Jeffrey T. Hanson
	Name:	Jeffrey T. Hanson
	Title:	Chief Investment Officer

NNN 901 CIVIC, LLC,
a Delaware limited liability company

By:	Grubb & Ellis Realty Investors, LLC,
a Virginia limited liability company,
Its Manager

	By:	/s/ Jeffrey T. Hanson
	Name:	Jeffrey T. Hanson
	Title:	Chief Investment Officer